                                                                  EXHIBIT 4(xxx)



                                DEPOSIT AGREEMENT

                                     BETWEEN

                 THE BANK OF NEW YORK, as Book-Entry Depositary

                                       and

                       TXU EASTERN FUNDING COMPANY, Issuer




                            Dated as of March 2, 2000

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
ARTICLE I.....................................................................1
   Section 1.01.     Definitions..............................................1
   Section 1.02.     Rules of Construction....................................2
ARTICLE II....................................................................3
   Section 2.01.     Deposit of the Junior Subordinated Debentures............3
   Section 2.02.     Redemption of the Junior Subordinated Debentures.........3
   Section 2.03.     Cancellation.............................................3
   Section 2.04.     Payments in Respect of the Book-Entry Interests and
                     the Junior Subordinated Debentures.......................4
   Section 2.05.     Change in Principal Amount of Junior Subordinated
                     Debentures...............................................4
   Section 2.06.     Record Date..............................................4
   Section 2.07.     Reports and Notices......................................5
   Section 2.08.     Additional Amounts.......................................5
   Section 2.09.     Changes Affecting Junior Subordinated Debentures.........5
ARTICLE III...................................................................6
   Section 3.01.     Certain Duties and Responsibilities......................6
   Section 3.02.     Events of Default........................................7
   Section 3.03.     Certain Rights of Book-Entry Depositary..................7
   Section 3.04.     Not Responsible for Recitals or Issuance of
                     Junior Subordinated Debentures...........................8
   Section 3.05.     Money Held in Trust......................................8
   Section 3.06.     Compensation and Reimbursement...........................8
   Section 3.07.     Book-Entry Depositary Required; Eligibility..............9
   Section 3.08.     Resignation and Removal; Appointment of Successor........9
   Section 3.09.     Acceptance of Appointment by Successor..................10
   Section 3.10.     Merger, Conversion, Consolidation or Succession
                     to Business.............................................11
ARTICLE IV...................................................................11
   Section 4.01.     Notices to Book-Entry Depositary or Issuer..............11
   Section 4.02.     Notice to the Registered Holders; Waiver................12
   Section 4.03.     Effect of Headings and Table of Contents................12
   Section 4.04.     Successors and Assigns..................................12
   Section 4.05.     Separability Clause.....................................12
   Section 4.06.     Benefits of Agreement...................................12
   Section 4.07.     GOVERNING LAW...........................................13
   Section 4.08.     Jurisdiction............................................13
   Section 4.09.     Counterparts............................................13
   Section 4.10.     Inspection of Agreement.................................13
   Section 4.11.     Satisfaction and Discharge..............................13
   Section 4.12.     Amendments..............................................14
   Section 4.13.     Book-Entry Depositary To Sign Amendments................14

                                DEPOSIT AGREEMENT


          This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of March 2, 2000, is among The Bank of New York, a New York banking corporation, as book-entry depositary with respect to the Junior Subordinated Debentures hereunder (the "Book-Entry Depositary"), TXU Eastern Funding Company, a private unlimited company incorporated under the laws of England and Wales (the "Issuer"), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.

                                    ARTICLE I

                    DEFINITIONS AND OTHER GENERAL PROVISIONS

Section 1.01.  Definitions.

          Terms not defined herein have the meanings ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

          "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

          "Book-Entry Interests" means the certificateless depositary interests that shall at all times represent the right to receive 100% of the principal, premium (if any) and interest on the underlying Junior Subordinated Debentures from time to time received by the Book-Entry Depositary.

          "Book-Entry Register" means the register in which the Book-Entry Depositary records the registration of the Book-Entry Interests and the registration of transfer thereof pursuant to Section 2.02 hereof.

          "Corporate Trust Office" means the office of the Book-Entry Depositary in The City of New York, at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attn: Corporate Trust Division, Corporate Finance Group.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Guarantor" means TXU Europe Limited, a private limited company incorporated under the laws of England and Wales.

          "Indenture" means the Indenture (for Unsecured Subordinated Debt Securities) dated as of March 2, 2000, among the Issuer, the Guarantor, and The Bank of New York, as Trustee, relating to the Junior Subordinated Debentures as originally executed or as it may from time to time be supplemented or amended, including by the Series A Officer's Certificate and, for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.

          "Issuer" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

          "Issuer Order" means a written request or order signed in the name of the Issuer by any officer of the Issuer or other person duly authorized by the Board of Directors, and delivered to the Book-Entry Depositary.

          "Junior Subordinated Debentures" means the 9.75% Junior Subordinated Deferrable Interest Debentures, Series A due March 2, 2020 issued in bearer form by the Issuer to the Book-Entry Depositary pursuant to the Indenture.

         "Jurisdiction of Incorporation" means each jurisdiction in which the Issuer or the Guarantor, as the case requires, is incorporated or organized.

          "Series A Officer's Certificate" means the Officer's Certificate (as defined in the Indenture) signed by an Authorized Officer of the Issuer and by an Authorized Officer of the Guarantor, dated as of March 2, 2000 and establishing certain terms of the Junior Subordinated Debentures in accordance with the provisions of the Indenture.

          "Officer's Certificate" means a certificate signed in the name of the Issuer by an Authorized Officer of the Issuer and delivered to the Trustee or the Book-Entry Depositary, as the case requires.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Book-Entry Depositary.

          "Registered Holder" means, with respect to any Book-Entry Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Book-Entry Depositary.

          "Responsible Officer", when used with respect to the Book-Entry Depositary, means any authorized officer of the Book-Entry Depositary including the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Trustee" means The Bank of New York and its successors and assigns, as trustee under the Indenture.

Section 1.02.  Rules of Construction.

Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c)  "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              BOOK-ENTRY INTERESTS

Section 2.01.  Deposit of the Junior Subordinated Debentures.

          The Book-Entry Depositary hereby accepts custody of the Junior Subordinated Debentures and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold the Junior Subordinated Debentures at its Corporate Trust Office in The City of New York, at the office of the paying agent in Luxembourg or at such place as it shall determine with the consent of the Issuer and shall issue the Book-Entry Interests to the Registered Holders.

Section 2.02.  Registration of Transfer of the Book-Entry Interests

          The Book-Entry Depositary agrees to maintain at the Book-Entry Depositary's Corporate Trust Office the Book-Entry Register in which the Book-Entry Depositary shall (x) upon initial receipt of the Junior Subordinated Debentures, record the Persons designated by the Issuer as the initial Registered Holders and (y) thereafter record the registration of transfer of Book-Entry Interests. The Book-Entry Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary and any agent thereof may treat the Person in whose name any Book-Entry Interest is registered as the absolute owner of such Book-Entry Interest for the purpose of receiving any payments on such Book-Entry Interest and for all purposes whatsoever, whether or not overdue, and the Book-Entry Depositary shall not be affected by notice to the contrary.

Section 2.03.  Redemption of the Junior Subordinated Debentures.

          In the event that the Issuer exercises any right to redeem the Junior Subordinated Debentures in whole or in part, the Book-Entry Depositary, as holder of Junior Subordinated Debentures, shall, upon notice from the Issuer or the Trustee, as the case may be, surrender the Junior Subordinated Debentures at a place of payment or such other place as the Issuer may designate, and deliver such Junior Subordinated Debentures to the Trustee for cancellation or for reduction of principal amount by an endorsement on the reverse thereof or in exchange for a substitute Junior Subordinated Debenture, as the case may be.

Section 2.04.  Cancellation.

          If the Junior Subordinated Debentures are surrendered for payment, for redemption in whole to any Person other than the Trustee, such Junior Subordinated Debentures shall be surrendered to the Security Registrar for cancellation.

Section 2.05. Payments in Respect of the Book-Entry Interests and the Junior Subordinated Debentures.

          (a) Whenever the Book-Entry Depositary, as holder of the Junior Subordinated Debentures, shall receive from the Trustee (or other paying agent under the Indenture) any payment on the Junior Subordinated Debentures (including pursuant to the Guarantee as defined in the Indenture), such payments shall be distributed promptly to the Registered Holders on the payment date for the Junior Subordinated Debentures. The Book-Entry Depositary shall maintain a place of payment at its Corporate Trust Office in The City of New York. The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the related Junior Subordinated Debentures.

          (b) The Book-Entry Depositary will forward to the Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Registered Holders as the beneficial owners if Interests.

          (c) Notwithstanding any other provisions of this Agreement, the Book-Entry Depositary shall be required to pay to the Registered Holders only amounts (including Additional Amounts) received by the Book-Entry Depositary from the Issuer under the Junior Subordinated Debentures or the Guarantor pursuant to the Guarantee.

          (d) Neither the Issuer, the Guarantor nor any agent of the Issuer or the Guarantor (including but not limited to any paying agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by the Book-Entry Depositary to the Registered Holders in respect of the Junior Subordinated Debentures or the Book-Entry Interests.

Section 2.06.  Change in Principal Amount of Junior Subordinated Debentures.

          Whenever the principal amount at maturity of the Junior Subordinated Debentures held by the Book-Entry Depositary is changed by the Trustee as a result of partial redemption or otherwise, the Book-Entry Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify the Registered Holders of such corresponding change.

Section 2.07. Record Date; Action in Respect of the Book-Entry Interests or the Junior Subordinated Debentures.

          Whenever the Book-Entry Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Junior Subordinated Debentures, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date to determine who shall be entitled to take any such action or to act in respect of any such matter.

          The Registered Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any rights or duties conferred on the Book-Entry Depositary. However, the Book-Entry Depositary will not exercise any discretion in the granting of consents or the taking of any other action in respect of the Book-Entry Interests or the Junior Subordinated Debentures but it may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or the Junior Subordinated Debentures, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in personal liability.

Section 2.08.  Reports and Notices.

          The Book-Entry Depositary shall promptly (and in no event later than 10 days from receipt) send to the Registered Holders a copy of any notices, reports and other communications received by it relating to the Issuer, the Junior Subordinated Debentures or the Book-Entry Interests.

Section 2.09.  Additional Amounts.

          The Book-Entry Depositary shall pay to the Registered Holders any Additional Amounts, as defined in the Series A Officer's Certificate, that have been paid by the Issuer or the Guarantor to the Book-Entry Depositary.

          At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Issuer will furnish the Book-Entry Depositary with an Officer's Certificate instructing the Book-Entry Depositary whether such payment of principal, premium, if any, or interest on such Book-Entry Interests shall be made to Registered Holders without deduction or withholding for or on account of any taxes, duties, assessments or other governmental charges referred to in paragraph 16 of the Series A Officer's Certificate. If any such deduction or withholding shall be required, prior to such interest payment date the Issuer will furnish the Book-Entry Depositary with an Officer's Certificate that specifies the amount required to be deducted or withheld on such payment. The Issuer shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it and them harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officer's Certificate furnished to it pursuant to this
Section 2.08.

Section 2.10.  Changes Affecting Junior Subordinated Debentures.

          Upon any reclassification of the Junior Subordinated Debentures, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Junior Subordinated Debentures pursuant to the Indenture, any securities that shall be received by the Book-Entry Depositary in exchange for, in conversion of or in respect of the Junior Subordinated Debentures shall be treated as new Junior Subordinated Debentures under this Agreement and the Book-Entry Interests shall thenceforth represent beneficial interests in such new Junior Subordinated Debentures so received.

                                   ARTICLE III

                            THE BOOK-ENTRY DEPOSITARY

Section 3.01.  Certain Duties and Responsibilities.

          (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.

          (b) In the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) the Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless the Book-Entry Depositary was negligent in ascertaining the pertinent facts; and

               (ii) the Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Registered Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement or the Indenture.

          (d) No provision of this Agreement shall require the Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

Section 3.02.  Events of Default.

          Upon the occurrence of any Event of Default or in connection with any other right of the holder of the Junior Subordinated Debentures under the Indenture, and if requested by notice in writing by the Registered Holders, the Book-Entry Depositary shall take such ministerial action as shall be requested in such notice in respect of the Junior Subordinated Debentures.

Section 3.03.  Certain Rights of Book-Entry Depositary.

          Subject to the provisions of Section 3.01 hereof:

          (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Book-Entry Depositary may consult with counsel, and may rely upon the written advice of such counsel or any Opinion of Counsel and shall be protected in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;

          (e) the Book-Entry Depositary may execute any of the rights hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

          (f) the Book-Entry Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of the Registered Holders, any of the rights or powers vested in it by this Agreement or the Indenture unless the Registered Holders shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; and

          (g) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officer's Certificate.

Section 3.04.  Not Responsible for Recitals or Issuance of Junior
               Subordinated Debentures.

          The recitals contained in the Indenture and in the Junior Subordinated Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Guarantor, as the case may be, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement, the Indenture or of the Junior Subordinated Debentures. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Junior Subordinated Debentures.

Section 3.05.  Money Held in Trust.

          Money held by the Book-Entry Depositary in trust hereunder shall be segregated from other funds held by the Book-Entry Depositary to the extent required by law or in accordance with good practice or as required in writing by the Issuer. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and the Registered Holders shall have no claim to any such interest.

Section 3.06.  Compensation and Reimbursement.

          The Issuer agrees:

          (a) to pay to the Book-Entry Depositary from time to time such compensation as is agreed upon in writing for services rendered by it hereunder;

          (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Issuer), except any such expense, disbursement or advance as may be attributable to its or their negligence, willful misconduct or bad faith; and

          (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof and the termination of this Agreement for any reason.

          In case any claim shall be made or action brought against the Book-Entry Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (c) above, the Book-Entry Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Book-Entry Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Book-Entry Depositary, unless (i) the Issuer agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Book-Entry Depositary and the Issuer and the

Book-Entry Depositary shall have been advised by its counsel that a conflict of interest between the Book-Entry Depositary and the Issuer may arise (and Issuer's counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer's counsel to represent both the Book-Entry Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for reasonable fees and expenses of more than one separate firm of attorneys for the Book-Entry Depositary (plus any local counsel retained by the Book-Entry Depositary in their reasonable judgement), which firm shall be designated in writing by the Book-Entry Depositary). The Book-Entry Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.

          When the Book-Entry Depositary incurs expenses or renders services in connection with an Event of Default pursuant to Section 3.02 hereof or otherwise, the expenses (including the reasonable charges and expenses of counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

Section 3.07.  Book-Entry Depositary Required; Eligibility.

          At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 3.08.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section
3.09 hereof or (ii) the Junior Subordinated Debentures are sent to the Registered Holders.

          (b) The Book-Entry Depositary may at any time resign as Book-Entry Depositary with respect to the Junior Subordinated Debentures by giving written notice thereof to the Issuer and the Registered Holders, in accordance with
Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the

Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

          (c)  If at any time:

               (i) the Book-Entry Depositary shall cease to be eligible under
          Section 3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Issuer or by the Registered Holders, or

               (ii) the Book-Entry Depositary shall become incapable of acting with respect to the Book-Entry Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Issuer shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary within 30 days of any such event, then the Registered Holders may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary.

          (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Junior Subordinated Debentures shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09 within 120 days, then the Book-Entry Depository shall surrender the Junior Subordinated Debentures in bearer form to the Trustee in exchange for an equal aggregate principal amount of Junior Subordinated Debentures in certificated form, in one or more certificates registered in the names of the Registered Holders in the principal amounts owned by such Registered Holders, and shall send such certificated Junior Subordinated Debentures to the Registered Holders by mail or by hand.

          (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary at the expense of the Issuer to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Registered Holders in accordance with Section 4.02 hereof.

          Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

Section 3.09.  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall (i) execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and (ii) duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to
Section 3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Indenture or Junior Subordinated Debentures.

          (b) Upon request of any such successor Book-Entry Depositary, the Issuer shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

          (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

          (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Registered Holders in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.

Section 3.10.  Merger, Conversion, Consolidation or Succession to Business.

          Any Person into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

Section 4.01.  Notices to Book-Entry Depositary or Issuer.

          Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (a) the Book-Entry Depositary by the Registered Holders, the Trustee, the Issuer or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Corporate Trust Division, Corporate Finance Group, or at any other address previously furnished in writing by the Book-Entry Depositary to the Registered Holders, the Trustee, the Guarantor and the Issuer, or

          (b) the Issuer, by the Book-Entry Depositary or by the Registered Holders shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to TXU Eastern Funding Company, c/o The Adelphi, 1-11 John Adam Street, London, England WC2N 6HT, Attention:
Treasurer or at any other address previously furnished in writing to the Book-Entry Depositary by the Issuer.

Section 4.02.  Notice to the Registered Holders; Waiver.

          Where this Agreement provides for notice to the Registered Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Registered Holders at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Registered Holders shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

Section 4.03.  Effect of Headings and Table of Contents.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.04.  Successors and Assigns.

          All covenants and agreements in this Agreement and the Junior Subordinated Debentures by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 4.05.  Separability Clause.

          In case any provision in this Agreement or in the Junior Subordinated Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 4.06.  Benefits of Agreement.

          Nothing in this Agreement, the Junior Subordinated Debentures or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement, provided that the Registered Holders shall be intended third-party beneficiaries of this Agreement. The Registered Holders shall be party to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Junior Subordinated Debentures, by their acceptance of delivery of the Interests or beneficial interests therein.

Section 4.07.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 4.08.  Jurisdiction.

          (a) The Issuer agrees that any legal suit, action or proceeding against the Issuer brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and, until the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof, irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

          (b) The Issuer has appointed Thelen Reid & Priest LLP at 40 West 57th Street, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York by the Registered Holders or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England or Wales.

          (c) To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees with respect to any matter arising under this Deposit Agreement for the benefit of the Registered Holders from time to time of the Book-Entry Interests, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

Section 4.09.  Counterparts.

          This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 4.10.  Inspection of Agreement.

          A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by the Registered Holders.

Section 4.11.  Satisfaction and Discharge.

          This Agreement upon Issuer Order shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof and all of the Junior Subordinated Debentures have been canceled in accordance with the provisions of Section 2.07 and the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officer's Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

Section 4.12.  Amendments.

          The Issuer and the Book-Entry Depositary may amend this Agreement without the consent of the Registered Holders:

          (a) to cure any formal defect, omission, inconsistency or ambiguity herein;

          (b) to add to the covenants and agreements of the Issuer or the Book-Entry Depositary;

          (c) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor as provided herein;

          (d) to comply with any requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Trust Indenture Act, or any other applicable securities laws;

          (e) to modify this Agreement in connection with an amendment to the Indenture that does not require the consent of the Registered Holders, or

          (f) to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Issuer, is not materially adverse to the Registered Holder.

          The Issuer and the Book-Entry Depositary, with the consent of the Registered Holder, can make such changes as are necessary to effect and implement a substitution of a successor depositary for the Registered Holder.

          Except as set forth in this Section 4.12, no amendment which materially adversely affects the Registered Holder or beneficial owners of Interests may be made to this Agreement without the consent of the Registered Holder or such beneficial owner.

Section 4.13.  Book-Entry Depositary To Sign Amendments.

          The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not sign it.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        TXU EASTERN FUNDING COMPANY


                                        By: s/ Kirk Oliver
                                           ----------------------------------


                                        THE BANK OF NEW YORK,
                                        as Book-Entry Depositary


                                        By: s/ Walter N. Gitlin
                                           ----------------------------------